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EXHIBIT 11
Computation of Per Share Earnings

                                                         Three Months Ended
                                                              March 31,
                                                     ---------------------------
                                                        1997             1996
                                                     ----------        ---------
Primary
Weighted average shares
        outstanding                                   5,584,121        4,786,184
Net common shares issuable
        on exercise of certain
        stock options (1) (2)                           513,753          276,171
Net common shares issuable
        on exercise of certain
        stock  warrants (1) (2)                       2,234,103           66,667
Contingently issuable shares in
        business combinations                         3,085,222        3,085,222
Number of common shares
        outstanding                                  11,417,199        8,214,244

Fully Diluted
Weighted average shares
        outstanding                                   5,584,121        4,786,184
Net common shares issuable
        on exercise of certain
        stock options (1) (2)                           513,753          276,171
Net common shares issuable
        on exercise of certain
        stock optionswarrants                         2,234,103           66,667
Contingently issuable shares in
        business combinations                         3,085,222        3,085,222
Other dilutive securities                               200,030          200,030
Number of common shares
        outstanding                                  11,617,229        8,414,274
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    (1)  net common shares issuable on exercise of certain stock options and warrants is calculated based on the treasury stock method using an estimated of the initial publice offering price.
    (2)  Common shares issuable on exercise of certain stock options and warrants were not included during loss periods since the effect of the inclusion would be anti-dilutive.  (Pursuant to applicable rules of the
         SEC stock, options, and warrants issued or contingently issuable within one year prior to the initial filing of this registration statement are treated as outstanding for all periods presented regardless of the anit-dilutive effect.)